EXHIBIT 5.1

FULBRIGHT & JAWORSKI LLP

1301 MCKINNEY, SUITE 5100

HOUSTON, TEXAS 77010-3095

TELEPHONE: (713) 651-5151

FAX: (713) 651-5246

July 10, 2014

Harvest Natural Resources, Inc.

1177 Enclave Parkway, Suite

Houston, Texas 77077

Ladies and Gentlemen:

We have acted as counsel to Harvest Natural Resources, Inc., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act of (i) common stock of the Company, par value $.01 per share, including associated rights to acquire Series B Preferred Stock, par value $.01 per share, pursuant to the Third Amended and Restated Rights Agreement, dated as of August 23, 2007, between the Company and Wells Fargo Bank, N.A., as rights agent, as amended (the “Common Stock”), (ii) preferred stock of the Company, par value $.01 per share (the “Preferred Stock”), (iii) debt securities in one or more series pursuant to, and in the forms provided in, the forms of indenture (the “Form Indentures”) filed by the Company as Exhibits 4.14 and 4.15 to the Registration Statement (as defined below) (the “Debt Securities”), (iv) warrants to purchase other securities (“Warrants”) and (v) units consisting of one or more of (a) Debt Securities, (b) shares of Common Stock, (c) shares of Preferred Stock, (d) Warrants or (e) any combination of such securities. In addition, we have acted as counsel to the Company with respect to certain legal matters in connection with the registration under the Securities Act of the offer and sale by certain selling stockholders of shares of Common Stock issuable upon exercise of certain warrants. The Common Stock, Preferred Stock, Debt Securities, Warrants and Units are collectively referred to herein as the “Securities.”

We also have participated in the preparation of the Base Prospectus and the prospectus to be used in connection with the Company’s at-the-market offering (the “ATM Offering”) described therein (the “ATM Prospectus” and, collectively with the Base Prospectus, the “Prospectuses”) contained in the Registration Statement on Form S-3 (the “Registration Statement”) to which this opinion is an exhibit. The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and (except with respect to the ATM Offering) to be set forth in supplements (each a “Prospectus Supplement”) to the Base Prospectus contained in the Registration Statement, or in a related free writing prospectus. Capitalized terms not defined herein shall have the meanings ascribed to them in the Prospectuses.

Harvest Natural Resources, Inc.

In rendering the opinions set forth below, we have examined and relied on (i) the Registration Statement, including the Prospectuses; (ii) the certificate of incorporation and bylaws of the Company, (iii) the form of senior indenture and the form of subordinated indenture filed as exhibits to the Registration Statement and (iv) such certificates, statutes and other instruments and documents as we consider appropriate for purposes of the opinions hereafter expressed. In addition, we reviewed such questions of law as we consider appropriate.

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine and each individual who signed any of those documents had legal capacity and authority to do so; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents and all documents examined by us are duly authorized, executed and delivered by the parties thereto; (iv) the certificate of incorporation and bylaws of the Company will not have been amended in any manner that would affect any legal conclusion set forth herein, and any certificate of designation in respect of Preferred Stock will be in conformity therewith and with applicable law; (v) the consideration paid for any shares of Common Stock or Preferred Stock will comply with Section 153 of the Delaware General Corporation Law (the “DGCL”) or any successor provision; (vi) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (vii) except in the case of the ATM Offering, a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (viii) all Securities will be offered and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and any applicable Prospectus Supplement; (ix) the applicable indenture and supplemental indenture, if any, relating to the Debt Securities will be in the form of one of the Form Indentures, with all necessary information competed and all inapplicable alternative provisions removed, and will be duly authorized, executed and delivered by the parties thereto; (x) each person signing the applicable indenture and supplemental indenture, if any, will have the legal capacity and authority to do so; (xi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (xii) in the case of shares of Preferred Stock of any series, the board of directors of the Company will have taken all necessary corporate action to designate and establish the terms of the series and will have caused a certificate of designations respecting the series to be prepared and filed with the Secretary of State of the State of Delaware and the terms of the series will not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and will comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; (xiii) in the case of Warrants, the board of directors of the Company will have taken all necessary corporate action to authorize the creation of and the terms of the Warrants and the issuance of the Securities to be issued pursuant thereto and to approve the warrant agreement relating thereto; the warrant agreement will have been duly executed and delivered by the Company and the warrant agent thereunder appointed by the Company; neither the Warrants nor the warrant agreement will include any provision that is unenforceable, that violates any applicable law or results in a default under or breach of any agreement or instrument binding on the Company; the Warrants and the warrant agreement will comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; and the Warrants or certificates representing the Warrants will have been duly executed, countersigned, registered and delivered in accordance with the provisions of the warrant agreement; (xiv) in the case of Units, the board of directors of the

Harvest Natural Resources, Inc.

Company will have taken all necessary corporate action to authorize the creation of and the terms of the Units and the issuance of the Securities to be included therein and to approve the unit agreement relating thereto; the unit agreement will have been duly executed and delivered by the Company and the other parties thereto; neither the Units nor the unit agreement will include any provision that is unenforceable, that violates any applicable law or results in a default under or breach of any agreement or instrument binding on the Company; the Units or the unit agreement will comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; and the Units or certificates representing the Units will have been duly executed, countersigned, registered and delivered in accordance with the provisions of the unit agreement; (xv) certificates representing shares of Common Stock or Preferred Stock, as the case may be, will have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations will have been made in the share register of the Company, in each case in accordance with the provisions of the Company’s certificate of incorporation and bylaws; and there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s certificate of incorporation and not otherwise issued or reserved for issuance; and (xvi) any Securities issuable upon conversion, exchange or exercise of any Securities will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:

1. With respect to the Common Stock, when (i) the Company has taken all necessary action to approve the issuance of the Common Stock, the terms of the offering and related matters and (ii) the Common Stock has been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Company upon payment of the consideration therefor provided for therein, then the Common Stock will be validly issued and the Common Stock will be fully paid and nonassessable.

2. With respect to the Preferred Stock, when (i) the Company has taken all necessary action to approve the issuance of the Preferred Stock, the terms of the offering and related matters and (ii) the Preferred Stock has been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Company upon payment of the consideration therefor provided for therein, then the Preferred Stock will be validly issued, fully paid and nonassessable.

3. With respect to the Debt Securities, when (i) the applicable indenture and supplemental indenture, if any, relating to Debt Securities have been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Company has taken all necessary action to approve the issuance and terms of the Debt Securities; (iii) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Form Indenture and any related supplement, if any, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company and (iv) the Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable indenture and supplemental indenture, if any, and issued and sold as contemplated in the Registration Statement and any

Harvest Natural Resources, Inc.

applicable Prospectus Supplement and upon payment of the consideration as provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Company, the Debt Securities will be validly issued and will constitute binding obligations of the Company, except with respect to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights or the relief of debtors generally and except with respect to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

4. With respect to the Warrants, when (i) the Company has taken all necessary action to approve the issuance of the Warrants, the terms of such issuance and all related matters; (ii) the terms of the Warrants and their issuance and sale have been duly established in conformity with the warrant agreement relating to the Warrants and do not violate any applicable law or result in default under or breach of any agreement or instrument binding on the Company and comply with any and all requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; (iii) the warrant agreement relating to the Warrants has been duly authorized, executed, and delivered; (iv) the Warrants have been duly executed and countersigned in accordance with the warrant agreement relating to the Warrants and issued and sold as contemplated by the Registration Statement and any applicable Prospectus Supplement; and (v) the Company has received the consideration in accordance with the warrant agreement relating to the Warrants, the Warrants will be validly issued and will constitute binding obligations of the Company, except with respect to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and except with respect to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

5. With respect to the Units, when (i) the Company has taken all necessary action to approve the issuance of the Units, the terms of such issuance and all related matters; (ii) the terms of the Units and their issuance and sale have been duly established in conformity with the unit agreement relating to the Units and do not violate any applicable law or result in default under or breach of any agreement or instrument binding on the Company and comply with any and all requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; (iii) the unit agreement relating to the Units has been duly authorized, executed, and delivered; (iv) the Units have been duly executed and countersigned in accordance with the unit agreement relating to the Units and issued and sold as contemplated by the Registration Statement and any applicable Prospectus Supplement; and (v) the Company has received the consideration in accordance with the unit agreement relating to the Units, the Units will be validly issued and will constitute binding obligations of the Company, except with respect to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and except with respect to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

We express no opinions concerning (a) the validity or binding effect of any provisions contained in any indenture or supplemental indenture that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively

Harvest Natural Resources, Inc.

waived under applicable law; (b) any provision that relates to severability or separability or purports to require that all amendments, supplements or waivers to be in writing; (c) the validity or binding effect of indemnification provisions to the extent prohibited by public policy or limited by federal or state securities laws which might require indemnification, exculpation or contribution for losses or expenses caused by negligence, gross negligence, willful misconduct, fraud or illegality of a party otherwise entitled to indemnification, exculpation or contribution; or (d) the enforceability of Section 1.14 of the Form Indentures to the extent purporting to provide exculpation to any person contrary to applicable federal and state securities laws.

The foregoing opinions are limited to the laws of the States of Texas and New York, the DGCL and the federal laws of the United States of America, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the references to this firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Fulbright & Jaworski LLP

Fulbright & Jaworski LLP